ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110623483-80
	Filing Date and Time 08/25/2011 3:37 PM
	Entity Number E0479522011-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Valmie Resources, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1000 East William Street, Suite 204 (Street Address), Carson City (City), Nevada 89701 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Mauro Baessato Name 9190 Double Diamond Pkwy. (Street Address), Reno (City), NV (State), 89521 (Zip Code) 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Resource Exploration
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Mauro Baessato (Name) X /s/ Mauro Baessato (Incorporator Signature) 9190 Double Diamond Pkwy. (Address), Reno (City), NV (State), 89521 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 8/25/2011 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity, Date

This form must be accompanied by appropriate fees. Nicole Chouinard, Assistant Secretary

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **VALMIE RESOURCES, INC.**, did on August 25, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 26, 2011.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20110826-0135
You may verify this certificate
online at **http://www.nvsos.gov/**